Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 564-7440 International Callers (719) 785-1752 (10 minutes before the call)

Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

Q3 Record Revenue of $44.0 Million Increased 77% Over Q3 2007

Adjusted EBITDA of $16.0 Million Increased 39% Over Q3 2007

NON-GAAP EPS of $0.43

NEW YORK, NY – October 30, 2008 – Bankrate, Inc. (Nasdaq: RATE), today reported financial results for the third quarter ended September 30, 2008. Total revenue for the third quarter increased by 77% to a record $44.0 million over the $24.9 million reported in the third quarter of 2007. Net income was $6.0 million, or $0.32, per fully diluted share in the third quarter of 2008, compared to $5.4 million, or $0.28, per fully diluted share in the third quarter of 2007. Earnings per fully diluted share, excluding share-based compensation expense (“Adjusted EPS”), was $0.43 for the third quarter of 2008, compared to the Adjusted EPS of $0.39 for the third quarter of 2007. Adjusted EPS, excluding intangible asset amortization (“Operating EPS”), for the third quarter of 2008 was $0.50 per share compared to $0.40 per share for the same period in 2007.

Earnings before interest, taxes, depreciation and amortization, excluding share-based compensation expense (“Adjusted EBITDA”), were $16.0 million, an increase of 39% over the $11.5 million reported in the third quarter of 2007. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter 2008, including stock compensation were $12.6 million, an increase of 59% over the $7.9 million reported in the third quarter 2007.

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“In a historically volatile time for financial service companies, we have turned in a record quarter,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “The company has benefitted from our ability to monetize the strong traffic we’ve seen as consumers are looking for help and advice in this turbulent economic environment,” Mr. Evans stated.

Total revenue for the nine months ended September 30, 2008 increased by 80% to $126.7 million over the $70.4 million reported in the same period of 2007. Net income was $17.0 million, or $0.87, per fully diluted share in the nine months ended September 30, of 2008, compared to $16.0 million, or $0.83, per fully diluted share in the same period in 2007. Adjusted EPS was $1.21 for the nine months ended September 30, 2008, compared to the Adjusted EPS of $1.08 for the same period in 2007. Operating EPS for the nine months ended September 30, 2008 was $1.38 per share compared to $1.12 per share for the same period in 2007.

Adjusted EBITDA for the nine months ended September 30, 2008, were $44.9 million, an increase of 41% over the $31.8 million reported in the same period in 2007. EBITDA for the nine months ended September 30, 2008, including stock compensation, were $34.3 million, an increase of 43% over the $23.9 million reported in the nine months ended September 30, 2007.

Third Quarter 2008 Financial Highlights

•	Total revenue for the quarter was $44.0 million, an increase of $19.1 million, or 77%, over the $24.9 million reported in Q3 2007.

•	Adjusted EBITDA for the third quarter of 2008 was $16.0 million, an increase of $4.5 million, or 39%, over the $11.5 million reported in the third quarter of 2007.

•	Online revenue for Q3 2008 was $41.9 million, an increase of $20.3 million, or 94%, over the $21.6 million reported in the third quarter of 2007.

•	Graphic advertising and lead generation revenue was $27.8 million, an increase of $16.1 million, or 138%, over the $11.7 million reported in Q3 2007.

•	Hyperlink revenue was $14.1 million, an increase of $4.2 million, or 43%, over the $9.9 million reported in the third quarter of 2007.

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•	Print publishing and licensing revenue in Q3 2008 was $2.1 million, a decrease of 35% from the $3.2 million reported in the same period in 2007.

•	Page views for Q3 2008 were 160.1 million, an increase of 15.9 million, or 11%, compared to the 144.2 million reported in Q3 2007.

Current Quarter Company Acquisitions

•

The company completed the Bankaholic asset acquisition on September 23, 2008. Bankaholic.com provides rate information on savings products, such as certificates of deposit, savings accounts, and money market accounts, as well as insurance quotes and a comparison of the best credit card offers. In addition, Bankaholic.com offers consumers advice and information that allows consumers to comment and rate banks and their promotions through social networking features. The assets of Bankaholic were purchased for $12.4 million in cash with up to an additional $2.5 million in potential cash earn-out payments available for the attainment of certain performance metrics over the next 12 months.

•

The company completed the CreditCardGuide.com (“CCG”) asset acquisition on September 5, 2008. CCG offers consumers the ability to shop, compare, and apply for credit cards online. CCG was purchased for $32 million in cash for the acquired assets, plus approximately $2 million in cash for the company’s working capital. In addition, Bankrate will pay up to an additional $10 million in cash in potential earn-out payments based on the achievement of specific financial metrics over the next two years.

Guidance

As stated previously, the company expects annual revenue to be between $164 and $169 million and Adjusted EBITDA for the year to be between $54 and $58 million. “Due to the strong performance in Q3, we expect to be at the mid-to-upper range of our revenue guidance and slightly exceed the top-end of our Adjusted EBITDA guidance,” stated Evans. The mid-to-upper range of the revenue guidance represents a 74% to 77% increase over 2007 and the top-end of the Adjusted EBITDA guidance represents a 39% increase in Adjusted EBITDA over 2007.

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October 30, 2008 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 564-7440. International participants may dial: (719) 785-1752. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Web site: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning October 30, 2008, 7:30 p.m. ET/ 4:30 p.m. PT through November 18, 2008. To listen to the replay, call (719) 457-0820 and use the passcode: 5592475. International callers should dial (888) 203-1112 and use the passcode: 5592475.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS and Operating EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, the Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure, InsureMe, CreditCardGuide.com and Bankaholic.com. Each of these businesses helps consumers make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2007, Bankrate.com had nearly 60 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the effects of expanding our operations internationally, the ability of consumers to access our Online Network through non-PC devices, our ability to manage traffic on our Online Network and service interruptions, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, the effects of facing liability for content on our Online Network, the concentration of ownership of our common stock, the fluctuations of our results of operations from period to period, the accuracy of our financial statement estimates and assumptions, our ability to adapt to technological changes, the impact of legislative or regulatory changes affecting our business, changes in consumer spending and saving habits, changes in accounting principles, policies, practices or guidelines, effects of changes in the stock market and other capital markets, the strength of the United States economy in general. These and additional important factors to be considered are set forth under “Introductory Note,” “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

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Bankrate, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	September 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$41,215	$125,058
Accounts receivable, net of allowance for doubtful accounts of approximately $1,249 and $2,290 at September 30, 2008 and December 31, 2007, respectively	21,162	19,052
Deferred income taxes, current portion	878	878
Prepaid expenses and other current assets	3,835	5,350

Total current assets	67,090	150,338

Furniture, fixtures and equipment, net	2,467	1,802
Deferred income taxes	3,671	3,671
Intangible assets, net	92,818	27,485
Goodwill	85,373	43,720
Other assets	3,772	1,338

Total assets	$255,191	$228,354

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable	$4,195	$2,246
Accrued expenses	7,309	8,092
Deferred revenue	922	550
Other current liabilities	15	13

Total current liabilities	12,441	10,901

Other liabilities	269	187

Total liabilities	12,710	11,088

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized and undesignated	—	—
Common stock, par value $.01 per share— 100,000,000 shares authorized; 18,790,090 and 18,876,393 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	188	189
Additional-paid in capital	216,014	205,306
Retained earnings	26,279	11,771

Total stockholders’ equity	242,481	217,266

Total liabilities and stockholders’ equity	$255,191	$228,354

Bankrate, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Online publishing	$41,946	$21,624	$119,765	$60,916
Print publishing and licensing	2,087	3,229	6,924	9,445

Total revenue	44,033	24,853	126,689	70,361

Cost of revenue (1):
Online publishing	15,311	3,142	44,556	9,333
Print publishing and licensing	1,975	2,873	6,495	8,414

Total cost of revenue	17,286	6,015	51,051	17,747

Gross margin	26,747	18,838	75,638	52,614

Operating expenses (1):
Sales	2,508	1,773	6,793	4,700
Marketing	3,448	2,286	9,391	5,863
Product development	1,658	1,218	5,250	3,329
General and administrative	6,570	5,668	19,940	14,774
Depreciation and amortization	2,423	633	6,466	1,926

	16,607	11,578	47,840	30,592

Income from operations	10,140	7,260	27,798	22,022
Interest income	310	1,824	1,516	4,962

Income before income taxes	10,450	9,084	29,314	26,984
Income tax expense	4,410	3,723	12,361	11,025

Net income	$6,040	$5,361	$16,953	$15,959

Basic and diluted net income per share:
Basic	$0.32	$0.29	$0.90	$0.87

Diluted	$0.32	$0.28	$0.87	$0.83

Shares used in computing basic net income per share	18,807,840	18,424,428	18,865,018	18,334,190
Shares used in computing diluted net income per share	19,091,963	19,249,130	19,545,793	19,146,545

(1) Includes share-based compensation expense as follows:
Cost of revenue:
Online publishing	$312	$571	$1,450	$1,421
Print publishing and licensing	41	40	123	120
Other expenses:
Sales	604	487	1,624	861
Marketing	189	198	589	440
Product development	267	243	821	564
General and administrative	2,029	2,073	5,989	4,420

	$3,442	$3,612	$10,596	$7,826

Bankrate, Inc.

Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Online publishing	$41,946	$21,624	$119,765	$60,916
Print publishing and licensing	2,087	3,229	6,924	9,445

Total revenue	44,033	24,853	126,689	70,361

Cost of revenue:
Online publishing	14,999	2,571	43,106	7,912
Print publishing and licensing	1,934	2,833	6,372	8,294

Total cost of revenue	16,933	5,404	49,478	16,206

Gross margin	27,100	19,449	77,211	54,155

Operating expenses:
Sales	1,904	1,286	5,169	3,839
Marketing	3,259	2,088	8,802	5,423
Product development	1,391	975	4,429	2,765
General and administrative	4,541	3,595	13,951	10,354
Share-based compensation expense (1)	3,442	3,612	10,596	7,826
Depreciation and amortization	2,423	633	6,466	1,926

	16,960	12,189	49,413	32,133

Income from operations	10,140	7,260	27,798	22,022
Interest income	310	1,824	1,516	4,962

Income before income taxes	10,450	9,084	29,314	26,984
Income tax expense	4,410	3,723	12,361	11,025

Net income	$6,040	$5,361	$16,953	$15,959

Basic and diluted net income per share:
Basic	$0.32	$0.29	$0.90	$0.87

Diluted	$0.32	$0.28	$0.87	$0.83

Adjusted EPS	$0.43	$0.39	$1.21	$1.08

Shares used in computing basic net income per share, GAAP basis	18,807,840	18,424,428	18,865,018	18,334,190
Shares used in computing diluted net income per share, GAAP basis	19,091,963	19,249,130	19,545,793	19,146,545
Shares used in computing diluted net income per share, Non-GAAP basis	19,524,728	19,544,129	19,753,637	19,398,905

(1)	See reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income.

Bankrate, Inc.

Non-GAAP Measures Reconciliation

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
EBITDA-
Income from operations, GAAP basis	$10,140	$7,260	$27,798	$22,022
Depreciation and amortization	2,423	633	6,466	1,926

EBITDA	$12,563	$7,893	$34,264	$23,948

Adjusted EBITDA-
Income from operations, GAAP basis	$10,140	$7,260	$27,798	$22,022
Share-based compensation expense	3,442	3,612	10,596	7,826
Depreciation and amortization	2,423	633	6,466	1,926

Adjusted EBITDA	$16,005	$11,505	$44,860	$31,774

Adjusted EPS-
Net income, GAAP basis	$6,040	$5,361	$16,953	$15,959
Share-based compensation expense, net of tax	2,295	2,257	6,993	4,927

Net income excluding share-based compensation expense-	$8,335	$7,618	$23,946	$20,886

Adjusted EPS	$0.43	$0.39	$1.21	$1.08

Operating EPS-
Net income, GAAP basis	$6,040	$5,361	$16,953	$15,959
Share-based compensation expense, net of tax	2,295	2,257	6,993	4,927
Intangibles amortization, net of tax	1,334	255	3,379	769

Net income excluding share-based compensation expense and intangibles amortization	$9,669	$7,873	$27,325	$21,655

Operating EPS	$0.50	$0.40	$1.38	$1.12

Shares used in computing basic net income per share, GAAP basis	18,807,840	18,424,428	18,865,018	18,334,190

Shares used in computing diluted net income per share, GAAP basis	19,091,963	19,249,130	19,545,793	19,146,545
Impact of applying SFAS No. 123R	432,765	294,999	207,844	252,360

Shares used in computing diluted net income per share, excluding the impact of applying SFAS No. 123R	19,524,728	19,544,129	19,753,637	19,398,905

Bankrate, Inc.

Condensed Consolidated Statements of Income

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2007			Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(1)	Non-GAAP
Revenue:
Online publishing	$41,946	$—	$41,946	$21,624	$—	$21,624	$119,765	$—	$119,765	$60,916	$—	$60,916
Print publishing and licensing	2,087	—	2,087	3,229	—	3,229	6,924	—	6,924	9,445	—	9,445

Total revenue	44,033	—	44,033	24,853	—	24,853	126,689	—	126,689	70,361	—	70,361

Cost of revenue:
Online publishing	15,311	(312)	14,999	3,142	(571)	2,571	44,556	(1,450)	43,106	9,333	(1,421)	7,912
Print publishing and licensing	1,975	(41)	1,934	2,873	(40)	2,833	6,495	(123)	6,372	8,414	(120)	8,294

Total cost of revenue	17,286	(353)	16,933	6,015	(611)	5,404	51,051	(1,573)	49,478	17,747	(1,541)	16,206

Gross margin	26,747	353	27,100	18,838	611	19,449	75,638	1,573	77,211	52,614	1,541	54,155

Operating expenses:
Sales	2,508	(604)	1,904	1,773	(487)	1,286	6,793	(1,624)	5,169	4,700	(861)	3,839
Marketing	3,448	(189)	3,259	2,286	(198)	2,088	9,391	(589)	8,802	5,863	(440)	5,423
Product development	1,658	(267)	1,391	1,218	(243)	975	5,250	(821)	4,429	3,329	(564)	2,765
General and administrative	6,570	(2,029)	4,541	5,668	(2,073)	3,595	19,940	(5,989)	13,951	14,774	(4,420)	10,354
Share-based compensation expense	—	3,442	3,442	—	3,612	3,612	—	10,596	10,596	—	7,826	7,826
Depreciation and amortization	2,423	—	2,423	633	—	633	6,466	—	6,466	1,926	—	1,926

	16,607	353	16,960	11,578	611	12,189	47,840	1,573	49,413	30,592	1,541	32,133

Income from operations	10,140	—	10,140	7,260	—	7,260	27,798	—	27,798	22,022	—	22,022
Interest income, net	310	—	310	1,824	—	1,824	1,516	—	1,516	4,962	—	4,962

Income before income taxes	10,450	—	10,450	9,084	—	9,084	29,314	—	29,314	26,984	—	26,984
Provision for income taxes	4,410	—	4,410	3,723	—	3,723	12,361	—	12,361	11,025	—	11,025

Net income	$6,040	$—	$6,040	$5,361	$—	$5,361	$16,953	$—	$16,953	$15,959	$—	$15,959

Basic and diluted net income per share:
Basic	$0.32	$—	$0.32	$0.29	$—	$0.29	$0.90	$—	$0.90	$0.87	$—	$0.87

Diluted	$0.32	$—	$0.32	$0.28	$—	$0.28	$0.87	$—	$0.87	$0.83	$—	$0.83

Shares used in computing basic net income per share	18,807,840	—	18,807,840	18,424,428	—	18,424,428	18,865,018	—	18,865,018	18,334,190	—	18,334,190
Shares used in computing diluted net income per share	19,091,963	432,765	19,524,728	19,249,130	294,999	19,544,129	19,545,793	207,844	19,753,637	19,146,545	252,360	19,398,905

(1)	Adjustments for the impact of applying SFAS No. 123R